UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

July 7, 2007

1st CENTENNIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-29105	91-1995265
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

218 East State Street, Redlands, California 92373
(Address of Principal Executive Offices) (Zip Code)

(909) 798-3611
(Registrant’s Telephone Number including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On July 7, 2007, Centennial Capital Trust I (the “Trust”), a wholly-owned subsidiary of 1st Centennial Bancorp (the “Company”), redeemed 100% of its trust preferred securities that were issued on July 11, 2002 with a maturity date of October 7, 2032, as allowed by the early redemption provisions of the transaction documents concerning those securities. Simultaneously, the Company retired the $6,186,000 principal amount of junior subordinated debentures issued to the Trust that became due and payable upon redemption of the trust preferred securities. The Trust, which was dissolved on July 12, 2007, returned the $186,000 in capital to the Company in exchange for the cancellation of the common securities in that amount originally issued by the Trust to the Company at the close of the transaction in 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 30, 2007	1st CENTENNIAL BANCORP

	By:	/s/ Beth Sanders Beth Sanders, Executive Vice President Chief Financial Officer (Principal Accounting Officer, and officer authorized to sign on behalf of registrant)